Exhibit (a)(1)(xii)

THIS INSTRUCTION NOTICE IS PERSONAL TO THE INDIVIDUAL NAMED BELOW AND MAY NOT BE ASSIGNED, TRANSFERRED OR SPLIT. THIS INSTRUCTION NOTICE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the contents of this document, or what action you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

This document (the “Instruction Notice”) should be read together with the notification dated Friday 4th May 2018 from LINK Market Services Limited (the “Notification”) and the Offer to Purchase document.  Words and expressions defined in the Notification Email or the Offer to Purchase document have the same meanings in this Instruction Notice save where the context requires otherwise.  If the terms of this Instruction Notice or the Instruction Form attached thereto conflict with the terms of the Offer to Purchase, the Offer to Purchase shall control.

OFFER ACCEPTANCE INSTRUCTION NOTICE

FOR PARTICIPANTS OF THE

ABBVIE EMPLOYEE SHARE OWNERSHIP PLAN (“ESOP”)

Dear [NAME OF PARTICIPANT],

PROCEDURE TO ACCEPT THE OFFER TO PURCHASE FOR CASH (THE “OFFER”) IN RESPECT OF ELIGIBLE ESOP SHARES

The Offer is an offer by AbbVie Inc. of the opportunity to TENDER the sale of any eligible shares that the ESOP Trustee holds in the ESOP on your behalf, subject to the terms and conditions of the Offer.  Before deciding whether to accept the Offer, please:

•                                          read the Notification and the Offer to Purchase document carefully; and

•                                          ensure that you understand the consequences, including the tax consequences, of your acceptance of the Offer; in this regard you are urged to seek independent personal financial and tax advice before accepting the Offer.

Please note that, under the terms and conditions of the ESOP, only certain shares held in the ESOP are eligible for inclusion in the Offer (“Eligible Shares”). These are:

•                                          any Partnership Shares;

•                                          any Matching Shares which have been held in the ESOP for more than 3 years; and

•                                          any Dividend Shares which have been held in the ESOP for more than 3 years.

The total number of Eligible Shares held by the ESOP Trustee on your behalf as at the date of this Instruction Notice is:    [XXXXX]

YOU DO NOT NEED TO DO ANYTHING IF YOU DO NOT WISH TO TAKE UP THE OFFER.  IN THAT CASE, YOUR ESOP SHARES WILL REMAIN IN THE ESOP AND THE TAX TREATMENT FOR YOUR ESOP SHARES WILL NOT BE AFFECTED AS A RESULT OF THE OFFER.

If you wish to accept the Offer in respect of any or all of your Eligible Shares, you will need to instruct the ESOP Trustee, Link Market Services Trustees Ltd, to carry out the acceptance on your behalf, subject to the terms and conditions of the Offer.

To submit your instruction, should you wish to do so, please complete and sign the Instruction Form attached below, and return this using the enclosed pre-paid envelope to LINK Market Services Trustees Limited, c/o Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4WX, so as to arrive by no later than 9:00 am (GMT) on Tuesday 22nd May 2018, unless the Offer is extended, in which case, to the extent feasible, the deadline shall be 5 business days prior to the expiration date of the Offer.

By submitting your instruction to the ESOP Trustee in accordance with the instructions set out herein and by the time and date specified above, you confirm that you understand and agree that:

•                                          You are giving an irrevocable instruction to the ESOP Trustee to accept the Offer on your behalf, in respect of the number Eligible Shares;

•                                          You have read and agree to the terms contained in this Instruction Notice;

•                                          The tender for sale of your Eligible Shares under the Offer is subject to the terms and conditions of the Offer and you agree to those terms and conditions;

•                                          Neither AbbVie Inc. nor the ESOP Trustee provides any guarantee that all or any of your Eligible Shares will be sold pursuant to the Offer. The Offer is only an offer to TENDER the sale of your Eligible Shares, subject to the terms and conditions of the Offer; and

•                                          The ESOP Trustee will not tender for sale any shares under the Offer that it is prohibited from doing so by any applicable laws.

Your instruction will be deemed irrevocable.

Any sale proceeds that you receive as a result of your participation in the Offer which are subject to tax withholding will be returned to AbbVie for the required deductions to be made prior to distribution to you. In the event that no withholding is required on any sale proceeds that you receive as a result of your participation in the Offer, a cheque will be issued to you.

Please note:

Shares outside of the ESOP

If you hold any AbbVie Inc. shares outside of the ESOP, you will receive a separate communication about the Offer in respect of those shares.  This Instruction Notice concerns only those shares which are currently held in the ESOP on your behalf and which may be eligible to be included to participate in the Offer.  The procedures set out in this Instruction Notice cannot be used accept the Offer in respect of any shares you hold outside of the ESOP.

‘Blackout period’

If you instruct the ESOP trustee to tender some or all of your Eligible Shares then, beginning on May 23, 2018, certain transactions involving your ESOP shares will be prohibited until all processing related to the Offer has been completed, unless the Offer is terminated or the completion date is extended.  This period during which you will be unable to exercise these rights that may otherwise available under the ESOP is called a “blackout period.”  It is currently anticipated that this blackout period during which there will be a freeze on transactions is expected to end on June 13, 2018.  This freeze on transactions will apply to ALL of your ESOP shares, even if you elect to tender less than 100% of your Eligible Shares.

In the event that the Offer is extended, the blackout period will, if feasible, be temporarily lifted until three days prior to the new completion date of the Offer, as extended, at which time a new blackout period imposing a freeze on these transactions will commence.

No recommendation

The Board of directors of AbbVie Inc. has authorized AbbVie Inc. to make the Offer.  However, none of AbbVie Inc., any member of its board of directors, the Dealer Manager, the Information Agent or the Depositary (as those terms are defined in the Offer to Purchase) or the ESOP Trustee makes any recommendation to stockholders as to whether they should tender or refrain from tendering their Shares or as to the purchase price or purchase prices at which any stockholder may choose to tender Shares.  None of AbbVie Inc., any member of its board of directors, the Dealer Manager, the Information Agent, the Depositary or the ESOP Trustee has authorized any person to make any recommendation with respect to the Offer.  Stockholders should carefully evaluate all information in the Offer to Purchase, consult their own financial and tax advisors and make their own decisions about whether to tender Shares and, if so, how many Shares to tender and the purchase price or purchase prices at which to tender.

Your instruction to the ESOP Trustee to accept the Offer shall be of no effect unless it is duly completed in all respects and submitted by no later than 9:00 am (GMT) on Tuesday 22nd May 2018 (unless the Offer is extended, in which case, to the extent feasible, the deadline shall be 5 business days prior to the expiration date of the Offer).  If your instruction is not given by that time, or if you fail to correctly complete any of the required fields in the Instruction Form, none of your Eligible Shares will be included in the Offer.

If you have any questions about this Instruction Notice, the Instruction Form or the procedure to accept the Offer with respect to your eligible ESOP shares, you should contact Link Market Services Trustees Ltd on 0371 664 0330 or +44(0)20 3367 8015 between 9.00 am and 5.30 pm (GMT) Monday to Friday (except UK public holidays).  Calls will be charged at 10 pence per minute plus standard network costs.  Please note that Link Market Services Trustees Ltd cannot provide any financial, legal or tax advice and calls may be recorded for training or monitoring purposes.

Instruction Form For Acceptance of Offer

(Please complete all pages)

If you wish to direct the ESOP Trustee to accept the Offer in respect of your Eligible Shares (as defined in the Instruction Notice above), subject to the terms and conditions of the Offer, please complete, sign and return this Instruction Form.

Please return this Instruction Form using the enclosed pre-paid envelope to LINK Market Services Trustees Limited, c/o Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4WX, so as to arrive by no later than 9:00 am (GMT) on Tuesday 22nd May 2018, unless the Offer is extended, in which case, to the extent feasible, the deadline shall be 5 business days prior to the expiration date of the Offer.

Please note that this Instruction Form should be read together with the Instruction Notice above.  Please read the Instruction Notice above before signing this Instruction Form.

SECTION 1:  YOUR INSTRUCTION

Your Name:                                     [XXXXXX]

Your IVC:                                               [XXXXXX]

Your Address:                           [XXXXXX]

Total number of Eligible Shares held by the ESOP Trustee on your behalf as at the date of the Instruction Notice (for your information only - please note this number may change):    [XXXXX]

PLEASE FILL IN THIS SECTION.  Please indicate the percentage of Eligible Shares in respect of which you wish the ESOP Trustee to accept the Offer to tender on your behalf, and the respective sale price(s), by completing the table below.  When doing so, PLEASE NOTE:

Please state the percentage (1% to 100% in whole numbers) of Eligible Shares to be tendered for sale at each price, by filling in the percentage of such shares on the line immediately before the relevant price.  The total of all percentages must be less than or equal to 100%.  A blank space before a given price will be taken to mean that no Eligible Shares are to be tendered at that price.  If the total is less than 100% you will be deemed to have directed the ESOP Trustee NOT to tender the remaining percentage.  If the sum of all percentages exceeds 100%, your Instruction Form will be rejected and none of your Eligible Shares will be tendered.  Please enter percentages only; please do not enter numbers of shares (the number of Eligible Shares you hold may change by the time your instruction is applied, and so your Eligible Shares will not be tendered to the extent you specify numbers of shares).

% at $99.00 % at $100.00 % at $101.00 % at $102.00 % at $103.00 % at $104.00 % at $105.00 % at $106.00	% at $107.00 % at $108.00 % at $109.00 % at $110.00 % at $111.00 % at $112.00 % at $113.00 % at $114.00

                    % at To Be Determined*

* By entering a percentage on the % line at ‘To Be Determined’, you are willing to accept the Purchase Price as low as $99.00 or as high as $114.00 per Share for the percentage of Shares elected, as to be determined pursuant to the Offer.

Please note that if the purchase price determined by AbbVie Inc. pursuant to the Offer (the “Purchase Price”) is less than the price(s) you specify for your Eligible Shares, this could result in none of your Eligible Shares being tendered. Note that it is possible for the maximum price available in the Offer to be less than the prevailing market price on the New York Stock Exchange. If the Purchase Price is equal to or greater than the price(s) you select, then the Shares purchased by AbbVie Inc. will be purchased at the Purchase Price, subject to the terms of the Offer, including proration in the event that the Offer is oversubscribed.

The ESOP Trustee will apply your instruction (provided this is validly given) to the number of Eligible Shares at a point in time after the latest date on which you may submit your instruction (as specified herein), following completion of a reasonable administration and checking process and subject to, and within the procedures determined by, the terms and conditions of the Offer. In the event that any percentage that you specify results in a fractional share, the ESOP Trustee will round down to the nearest whole share and such fractional share will not be tendered under the Offer.  Therefore, even if you elect to tender all of your Eligible Shares under the Offer, you may have shares remaining that will not be included in the Offer.

SECTION 2:  YOUR SIGNATURE

When you have completed Section 1 above, you must sign and date this Instruction Form where shown below and return it to LINK Market Services Trustees Limited, c/o Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4WX, so as to arrive by no later than 9:00 am (GMT] on Tuesday 22nd May 2018, unless the Offer is extended, in which case, to the extent feasible, the deadline shall be 5 business days prior to the expiration date of the Offer.

By completing, signing and returning this Instruction Form in accordance with the instructions set out herein, you confirm that you understand and agree that:

•                                          You are giving an irrevocable instruction to the ESOP Trustee to accept the Offer on your behalf in respect of the Eligible Shares that you have indicated above in Section 1;

•                                          You have read and agree to the terms contained in the Instruction Notice and this Instruction Form;

•                                          The tender for sale of your Eligible Shares under the Offer is subject to the terms and conditions of the Offer and you agree to those terms and conditions;

•                                          Neither AbbVie Inc. nor the Eligible Trustee provides any guarantee that all or any of your ESOP Shares will be sold pursuant to the Offer.  The Offer is only an offer to TENDER the sale of your Eligible Shares, subject to the terms and conditions of the Offer;

•                                          The ESOP Trustee will not tender for sale any shares under the Offer that it is prohibited from doing so by any applicable laws; and

•                                          Any sale proceeds that you receive as a result of your participation in the Offer which are subject to tax withholding will be returned to AbbVie for the required deductions to be made prior to distribution to you. In the event that no withholding is required on any sale proceeds that you receive as a result of your participation in the Offer, a cheque will be issued to you.

Sign here	Date	Daytime contact telephone number

This Instruction Form shall be of no effect unless it is duly completed in all respects and is received by the Trustee by no later than 9:00 am (GMT) on Tuesday 22nd May 2018 (unless the Offer is extended, in which case, to the extent feasible, the deadline shall be 5 business days prior to the expiration date of the Offer).  If this Instruction Form is not returned by this date, or is incorrectly completed, none of your Eligible Shares will be included in the Tender Offer. This Instruction Form will not be accepted if it is sent via facsimile (fax).

If you have any questions about this Instruction Form or the procedure to accept the Offer with respect to your eligible ESOP shares, you should contact Link Market Services Trustees Ltd on 0371 664 0330 or +44(0)20 3367 8015 between 9.00 am and 5.30 pm (GMT) Monday to Friday (except UK public holidays).  Calls will be charged at 10 pence per minute plus standard network costs.  Please note that Link Market Services Trustees Ltd cannot provide any financial, legal or tax advice and calls may be recorded for training or monitoring purposes.